Phelps Dodge Overseas Marketing Corporation
(A Delaware Corporation)
B Y – L A W S
(As revised to and including August 29, 1975, the date upon which the Certificate of
Amendment of the Certificate of Incorporation was filed with the Secretary of State of
Delaware.)

TABLE-OF CONTENTS

ii

(As revised to and including August 29, 1975, the date upon which the Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of Delaware.)
PHELPS DODGE OVERSEAS MARKETING CORPORATION
B Y – L A W S
ARTICLE I
STOCKHOLDERS
     Section 1.01 Annual Meetings: The annual meeting of the stockholders of the Company for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the fourth Wednesday in March at 11:30 A.M., or, if such date is a legal holiday, then on the next succeeding day not a legal holiday. (Del. G.C.L., Section 211(a).*
     Section 1.02 Special Meetings: Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors, if there is such an officer, or by the President (or, in the absence or disability of the Chairman of the Board, if there is such an officer, and the President, by any Vice President), or by the Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. (Section 211(d)).
     Section 1.03 Notice of Meetings: The Secretary or any Assistant Secretary shall cause notice of the time, place and purpose or purposes of each meeting of the stockholders (whether annual or special) to be mailed, at least ten but not more than fifty days prior to the meeting, to each stockholder of record entitled to vote at his post-office address as the same appears on the books of the Company at the time of such mailing. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of any adjourned meeting of the stockholders of the Company need not be given. (Sections 222, 229).
     Section 1.04 Quorum: Except as at the time otherwise required by statute or by the Certification of Incorporation, the presence at any stockholders’ meeting, in person or by proxy, of the holders of record of shares of stock (of any class) entitled to vote at the meeting, aggregating a majority of the total number of shares of stock of all classes then issued and

* Citations of the General Corporation Law of Delaware (as in effect on January 2, 1968) are inserted for reference only, and do not constitute a part of the By-Laws.

outstanding and entitled to vote at the meeting, shall be necessary and sufficient to constitue a quorum for the transaction of business. (Section 216).
     Section 1.05 Consent of Stockholders in Lieu of Meeting: To the extent provided by any statute at the time in force, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the Certificate of Incorporation or by these By-Laws, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. (Section 228).
ARTICLE II
BOARD OF DIRECTORS
     Section 2.01 General Powers: The property, affairs and business of the Company shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Company, whether derived from law or the Certificate of Incorporation, except such powers as are, by statute, by the Certificate of Incorporation or by these By-Laws, vested solely in the stockholders of the Company. (Section 141(a)).
     Section 2.02 Number and Term of Office: The Board of Directors shall consist of not less than five and not more than nine Directors, such number to be fixed initially by the Incorporator and thereafter from time to time by resolution of the Board of Directors. Each Director (whenever elected) shall hold office until his successor shall have been elected and shall qualify, or until his death, or until he shall have resigned in the manner provided in Section 2.09 hereof, or shall have been removed in the manner provided in Section 2.10 hereof. (Section 141(b)).
     Section 2.03 Election of Directors: Except as otherwise provided in Sections 2.10 and 2.11 hereof, the Directors shall be elected annually at the annual meetings of the stockholders. In the event of the failure to elect Directors at an annual meeting of the stockholders, then Directors may be elected at any regular or special meeting of stockholders entitled to vote for the election of Directors, provided that notice of such meeting shall contain mention of such purpose. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be chosen and elected by a plurality of the votes validly cast at such election. (Section 141).
     Section 2.04 Annual and Regular Meetings: The annual meeting of the Board of Directors, for the choosing of officers and for the transaction of such other business as may come before the meeting, shall be held in each year as soon as possible after the annual meeting of the stockholders at the place of such annual meeting of stockholders, and notice of such annual meeting of the Board of Directors shall not be required to be given. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place (which may be within or outside the State of Delaware) thereof. Notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action shall be mailed promptly to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at both his residence and his usual place of business. (Section 141(g)).
     Section 2.05 Special Meetings; Notice: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if there is such an officer, or by the President or, in the absence or disability of the Chairman of the Board, if there is such an officer, and the President, by any Vice President, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. At least two days before the day on which a special meeting is to be held, notice of the meeting, stating the time and place thereof, shall be mailed to each Director, addressed to him at his usual place of business, or shall be sent to him at such usual place of business by telegram, radio or cable, or delivered to him personally. Notice of any special meeting need not be given to any Director who shall attend such meeting in person, or to any Director who shall waive notice of such meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting. (Section 141(g)).
     Section 2.06 Quorum: At all meetings of the Board of Directors the presence of one-third of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Except when otherwise required by statute, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, until a quorum shall be present. (Section 141(b)).
     Section 2.07 Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action written consents thereto are signed by all members of the Board, or committee, as the case may be, and such written consents are filed with the minutes of proceedings of the Board. (Section 141(f)).
     Section 2.08 Manner of Acting: The Directors shall act only as a Board, and the individual Directors shall have no power as such.
     Section 2.09 Resignations: Any Director may resign at any time by delivering a written resignation to either the Chairman of the Board, if there is such an officer, the President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified herein, such resignation shall take effect upon delivery. (Section 141(b)).
     Section 2.10 Removal of Directors: Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote for the election of such Director, given at a special meeting meeting of such stockholders called for the purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not full such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.11 hereof. (Section 141(b)).

     Section 2.11 Vacancies and Newly Created Directorships: If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. Any such vacancies or newly created Directorships may also be filled by the stockholders in accordance with the provisions of Section 2.10 hereof.
     Section 2.12 Compensation: The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time, by resolution of the Board of Directors.
     Section 2.13 Reliance on Accounts and Reports, etc.: A Director, or a member of any committee designated by the Board of Directors, in the performance of his duties, shall be fully protected in relying in good faith on the books of accounts or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by any such committee, or in relying in good faith upon other records of the Company. (Section 141(e)).
ARTICLE III
EXECUTIVE COMMITTEE AND OTHER COMMITTEES
     Section 3.01 How Constituted: The Board of Directors, by resolution or resolutions adopted by a majority of the whole Board of Directors, may designate an Executive Committee and/or one or more other Committees, each such Committee to consist of such number of Directors, not less than two, as from time to time shall be fixed by resolution or resolutions similarly passed. Thereafter members (and alternate members, if any) of each such Committee shall be designated annually, in like manner, at the annual meeting of the Board of Directors; provided, however, that any such Committee, from time to time, may be abolished by resolution or resolutions similarly passed, and may be re-designated in like manner. Each member (and each such alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his death, or until he shall have resigned in the manner provided in Section 3.05 hereof, or shall have been removed in the manner provided in Section 3.06 hereof. (Section 141(c)).
     Section 3.02 Powers: During the intervals between the meetings of the Board of Directors, unless otherwise provided from time to time by resolution adopted by the Board of Directors, the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Company. Each other such Committee shall have and may exercise such powers of the Board to the extent provided by resolution or resolutions similarly passed. The Executive Committee shall have, and any such other Committee may be granted, power to authorize the seal of the Company to be affixed to any or all papers which may require it. (Section 141(c)).

     Section 3.03 Proceedings: Each such Committee may fix its own rules of procedure and may meet at such place or places (within or without the State of Delaware), at such time or times and upon such notice (or without notice) as it shall determine from time to time. It shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.
     Section 3.04 Quorum and Manner of Acting: Except as may be otherwise provided in the resolution designating any such Committee, at all meetings of any such Committee the presence of members (or alternate members, if any) consisting of a majority of the total authorized membership of such Committee, but in no event less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the members (or such alternates) present at any meeting at which a quorum is present, but in no event less than two, shall be the act of such Committee. In the absence or disqualification of any member or alternate member of such Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The members (or such alternates) of any such Committee shall act only as a Committee, and the individual members (or such alternates) thereof shall have no power as such. (Section 141(c)).
     Section 3.05 Resignation: Any member (and any alternate member) of any such Committee may resign at any time by delivering a written resignation to either the President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.
     Section 3.06 Removal: Any member (and any alternate member) of any such, Committee may be removed at any time, either for or without cause, by resolution passed by the Board of Directors.
     Section 3.07 Vacancies: If any vacancy shall occur in any such Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and such alternate members) shall continue to act, provided they shall be at least two in number, and any such vacancy may be filled at any meeting of Board of Directors, by resolution adopted by the Board of Directors.
ARTICLE IV
OFFICERS
     Section 4.01 Number: The officers of the Company shall be a President, such Vice Presidents and Assistant Vice Presidents as the Board of Directors may from time to time determine (One of which Vice Presidents may be designated by the Board of Directors as the Executive Vice President), a Secretary, a Treasurer, a Controller, and such other officers, including a General Manager, as may be appointed in accordance with the provisions of Section 4.13 hereof. The Board of Directors may also choose, but shall not be required to choose, a Chairman of the Board. (Section 142).

     Section 4.02 Election, Term of Office and Qualifications: The officers (except such officers as may be appointed in accordance with the provisions of Section 4.13 hereof) shall be chosen by the Board of Directors at its initial meeting and thereafter annually at its annual meeting. In the event of the failure to choose officers at any annual meeting of the Board of Directors, then officers may be chosen at any regular or special meeting of the Board of Directors. Each such officer (whether chosen at the initial meeting or at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the Board of Directors and until his successor shall have been chosen and qualified, or until his death, or until he shall resign in the manner provided in Section 4.03 hereof, or shall have been removed in the manner provided in Section 4.04 hereof. Any number of officers may be held by the same person. The Chairman of the Board, if there is such an officer, and the President shall be and remain Directors of the Company during their respective terms of office. No other officer need be a Director. (Section 142).
     Section 4.03 Resignations: Any officer may be removed from office, either for or without cause, at any special meeting of the Board of Directors called for the purpose, or at a regular meeting, by resolution adopted by the Board of Directors. Any officer or agent appointed in accordance with the provisions of Section 4.13 hereof may also be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.
     Section 4.04 Removal: Any officer may be removed from office, either for or without cause, at any special meeting of the Board of Directors called for the purpose, or at a regular meeting, by resolution adopted by the Board of Directors. Any officer or agent appointed in accordance with the provisions of Section 4.13 hereof may also be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.
     Section 4.05 Vacancies and Newly Created Offices: If any vacancy shall occur in any office, by reason of death, resignation, removal, disqualification or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting. (Section 142(e)).
     Section 4.06 Authority and Duties of Officers: The officers of the Company shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or as may from time to time be assigned to them by resolution of the Board of Directors, except that in any event each officers shall exercise such powers and perform such duties as are required by statute for his office.
     Section 4.07 The Chairman of the Board: The Chairman of the Board, if there is such an officer, shall preside at all meetings of the Board of Directors and of the stockholders. He may sign, with the Treasurer or an Assistant Treasurer, all promissory notes of the Company and, with the Secretary or an Assistant Secretary when the corporate seal is to be affixed, all bonds, mortgages and other contracts. He shall perform such other duties as from time to time may be assigned to him by, and shall be responsible solely to, the Board of Directors.

     Section 4.08 The President: The President shall be the chief executive officer of the Company and shall be responsible to the Board of Directors for the administration and operations of the Company. He shall, if there is no Chairman of the Board, preside at all meetings of the Board of Directors and at all meetings of stockholders. By virtue of his office he shall be a member of the Executive Committee of the Board of Directors. He shall, subject to the directions of the Board of Directors, have all powers and perform all duties incident to the office of a president of a company, and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors. He may sign, with the Treasurer or an Assistant Treasurer, all promissory notes of the Company and, with the Secretary or an Assistant Secretary when the corporate seal is to be affixed, all stock certificates, bonds, mortgages and other contracts. He shall be vested with the powers, and perform the duties, of the Chairman of the Board, if there is such an officer, in the absence of the latter.
     Section 4.09 The Vice Presidents and the Assistant Vice Presidents: The Board of Directors may, from time to time, elect one or more Vice Presidents, one of whom may be designated by the Board of Directors as the Executive Vice President, and one or more Assistant Vice Presidents. Each Vice President and each Assistant Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request, or in the absence or disability of the President, the Executive Vice President, or if none shall have been designated, the Vice President (or, if there are two or more Vice Presidents, then the Vice President designated by the Board of Directors, or if no such designation is made, then the Vice President designated by the President), shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In case the office of President is vacant, the Executive Vice President, if one has been designated by the Board of Directors, shall be the chief executive officer of the Company and shall have all the powers and responsibilities of and be subject to all the restrictions upon the President, and at the request or in the absence or disability of the Executive Vice President, the other Vice Presidents, then the Vice President designated by the Board of Directors, or if no such designation is made, then the Vice President designated by the Executive Vice President), shall perform all the duties of the Executive Vice President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Executive Vice President. Any Vice President may sign (unless the President or another Vice President shall have signed) certificates representing stock of the Company the issuance of which shall have been authorized by the Board of Directors, and any Vice President may sign, with the Treasurer or an Assistant Treasurer, all promissory notes of the Company, and, with the Secretary or an Assistant Secretary when the corporate seal is to be affixed, all stock certificates, bonds, mortgages or other contracts.
     Section 4.10 The Secretary: The Secretary shall have the following powers and duties:
          (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors and of any committee of the Board of Directors, in books provided for that purpose. (Section 142(a)).
          (b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute.

          (c) He shall be the custodian of the seal of the Company and cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the Company prior to the issuance thereof and to all instruments the execution of which on behalf of the Company under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.
          (d) He shall have charge of the stock books of the Company and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the Company of each class issued and outstanding, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each holder and the time when each became such holder of record.
          (e) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing stock of the Company the issuance of which shall have been authorized by the Board of Directors). (Section 158).
          (f) He shall perform, in general, all duties incident to the office of Secretary and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.
     Section 4.11 The Treasurer: The Treasurer shall have the following powers and duties:
          (a) He shall maintain banking arrangements and be responsible for the moneys and securities of the Company.
          (b) He shall cause the moneys and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 5.03 hereof.
          (c) He shall cause the moneys of the Company to be disbursed by drafts or checks (signed as provided in Section 5.04 hereof) upon the authorized depositaries of the Company in accordance with proper vouchers for all moneys disbursed.
          (d) He may sign (unless [illegible] or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Company the issuance of which shall have been authorized by the Board of Directors. (Section 158).
          (e) He shall perform, in general, all duties incident to the office of Treasurer and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.
     Section 4.12 The Controller: The Controller shall have the following powers and duties:
          (a) He shall have supervision and direction of all accounts of the Company, and shall see that the system of accounts is duly enforced and maintained.

          (b) He shall keep account of all assets and liabilities of the Company.
          (c) He shall see that all payments of money by the Company are duly authorized.
          (d) He shall have access to and knowledge of all investment securities, contracts and other evidences of the assets and liabilities of the Company.
          (e) He shall be empowered from time to time to require from all officers or agents of the Company reports or statements giving such information as he may desire with respect to any and all financial and operating transactions of the Company.
          (f) He shall be responsible for all financial and operating statements, tax reports and returns, and financial and operating reports to government agencies.
          (g) He shall render to the President or the Board of Directors, whenever requested, such statements of accounts as may be required.
          (h) He shall perform, in general, all duties incident to the office of Controller and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.
     Section 4.13 Subordinate Officers, etc.: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, including a General Manager, and one or more Assistant Secretaries and Assistant Treasurers, each of whom shall have such title, hold office for such period, have such authority, and perform such duties, as the Board of Directors from time to time may determine. The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. (Section 142(b)).
     Section 4.14 Salaries: The salaries or other compensation of the officers of the Company shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix such salaries or other compensation and also the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 4.13 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Company.
     Section 4.15 Surety Bonds: In case the Board of Directors shall so require, any officer or agent of the Company shall execute to the Company a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting for all property, moneys or securities of the Company which may come into his hands. (Section 142(c)).

ARTICLE V
EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
AND DEPOSIT OF CORPORATE FUNDS
     Section 5.01. Execution of Instruments: The Chairman of the Board, the President or any Vice President, subject to any limitation contained in the Certificate of Incorporation or in these By-Laws, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Company. The Board of Directors may, subject to any limitation contained in the Certificate of Incorporation or in these By-Laws, authorize any other officer or agent to enter into any contract or execute and deliver any instrument in-the name and on behalf of the Company; any such authorization may be general or confined to specific instances.
     Section 5.02. Loans: No loans or advances shall be made by the Company to others, or contracted on behalf of the Company, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors; any such authorization may be general or confined to specific instances. Any two officers of the Company thereunto so authorized may effect loans and advances by or to the Company, and may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Company. Any two officers of the Company thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company any and all stocks, bonds, other securities and other personal property at any time held by the Company, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.
     Section 5.03. Deposits: All moneys of the Company not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.
     Section 5.04. Checks, Drafts, etc.: All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Company and its orders for the payment of money shall be signed by such officer or officers or such agent or agents of the Company, and in such manner, as the Board of Directors from time to time may determine.
     Section 5.05. Sale, Transfer, etc. of Securities: The Chairman of the Board, the President or any Vice President, together with the Treasurer or the Secretary, to the extent authorized by the Board of Directors, may sell, transfer, endorse, and assign any and all shares of stocks, bonds, and other securities owned by or standing in the name of the Company, and may make, execute and deliver in the name of and as the act of the Company, under its corporate seal, any and all instruments in writing necessary or proper to carry such sales, transfers, endorsements and assignments into effect.
     Section 5.06. Voting upon Stocks: Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any Vice President shall have full power and authority on behalf of the Company to attend and to act and to vote, or in the name of the Company to execute proxies to vote, at any meeting of stockholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.
ARTICLE VI
CAPITAL STOCK
     Section 6.01. Certificate of Stock: (a) Every holder of stock in the Company shall be entitled to have a certificate, signed by, or in the name of the Company by, the Chairman of the Board, the President or any Vice President and the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, certifying the number of shares owned by him in the Company.
          (a) Certificates representing shares of stock of the Company shall be in such form as shall be approved by the Board of Directors.
          (b) There shall be entered upon the stock books of the Company at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Company shall be marked “Cancelled”, with the date of cancellation.
     Section 6.02. Transfer of Stock: (a) Transfers of shares of the stock of the Company shall be made on the books of the Company by the holder of record thereof, in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Company or with any of its transfer agents, upon surrender of the certificate or certificates properly endorsed or accompanied by proper instruments of transfer, representing such shares.
          (b) The Company shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     Section 7.01. Fiscal Year: The fiscal year of the Company shall, unless otherwise ordered by the Board of Directors, be twelve calendar months, beginning on the first day of January in each year and ending on the thirty-first day of the following December.
     Section 7.02. Corporate Seal: The corporate seal of the Company shall be circular in form and shall have inscribed thereon the words “Phelps Dodge International Corporation, 1966, CORPORATE SEAL, DELAWARE”. The form of this seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it, or a facsimile to be impressed or affixed or printed or otherwise reproduced.

     Section 7.03. Waivers of Notice: Whenever any notice whatever is required to be given by law, or under the provisions of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
     Section 7.04. Divisions: The Company may have such Divisions, and such Division officers, as the Company’s Board of Directors may from time to time provide by resolution.
     Section 7.05. Indemnification: The Company shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons who it may indemnify pursuant thereto, except that such indemnification shall be, consistent with any applicable indemnification provisions set forth in Article 7 of the New York Business Corporation Law as from time to time amended. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.
ARTICLE VIII
AMENDMENTS
     Section 8.01. Amendments: All By-Laws of the Company, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made either:
          (a) by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Company entitled to vote, given at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law; or
          (b) by resolution adopted by the Board of Directors. (Section 109)
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PHELPS DODGE INTERNATIONAL CORPORATION
Amendment to Bylaws adopted March 27, 2002
1. Article II Section 2.02 is amended to read as follows:
“Section 2.02. Number and Term of Office: The Board of Directors shall consist of not less than three Directors, such number to be fixed from time to time by resolution of stockholders or the Board of Directors. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her death, or until he or she shall have resigned in the manner provided in Section 2.09 hereof, or shall have been removed in the manner provided in Section 2.10 hereof.”